Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Wimi Hologram Cloud Inc. on Form F-1 of our report dated April 29, 2020, with respect to our audits of consolidated financial statements of Wimi Hologram Cloud Inc. and Subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019. We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

July 27, 2020